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                                                                    EXHIBIT 16.1

                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

April 16, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madams:

We have read and agree with the comments in Item 4(a) of Form 8-K Four Media Company dated April 16, 1999.

Yours truly,

/s/ PriceWaterhouseCoopers LLP